Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Primoris Services Corporation (the “Company”), of our report dated February 28, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Diego, California

May 10, 2022